Exhibit 99.1

IMAX CORPORATION

IMAX CORPORATION

2525 Speakman Drive

Mississauga, Ontario, Canada L5K 1B1

Tel: (905) 403-6500 Fax: (905) 403-6450

www.imax.com

IMAX CORPORATION REPORTS FOURTH QUARTER AND FULL YEAR 2013 FINANCIAL RESULTS

HIGHLIGHTS

•	Robust performance in Q4 leads to adjusted EPS of $0.44, 91% growth over same period last year, drives full year adjusted EPS to $0.81

•	Highest global box office quarter ever for IMAX of $244 million, brings full year 2013 box office to $727 million

•	IMAX has record year for signings with 119 signings in Q4 and 277 in the full year, double that of 2012

•	IMAX expands backlog to historical high of 384 new commercial theatres, a 45% increase year-over-year

NEW YORK, NY – Feb. 20, 2014 – IMAX Corporation (NYSE:IMAX; TSX:IMX) today reported robust fourth quarter 2013 financial results driven by the combination of strong installations as well as its highest grossing quarterly global box office ever. The Company reported revenues for the fourth quarter 2013 of $105.1 million, adjusted EBITDA as calculated in accordance with the Company’s credit facility of $52.2 million, adjusted net income of $30.8 million, or $0.44 per diluted share, and reported net income of $27.8 million, or $0.40 per diluted share. The Company also reported a fourth quarter per screen average of $366,300.

Full year 2013 revenues were $287.9 million, adjusted EBITDA as calculated in accordance with the Company’s credit facility was $113.2 million, adjusted net income was $55.7 million, or $0.81 per diluted share, and reported net income was $44.1 million, or $0.64 per diluted share. For reconciliations of adjusted net income to reported net income and for the definition of adjusted EBITDA and free cash flow, please see the tables at the end of this press release. The Company also reported a 2013 per screen average of $1.15 million. With the exception of 2010, when the Company’s per screen average was much higher driven by Avatar, the Company’s per screen averages over the past 5 years have been in a range of approximately $1.1 to $1.2 million.

“IMAX fired on all cylinders in the fourth quarter, with an exceptional number of installations and signings, as well as the highest grossing box office in the Company’s history,” said IMAX CEO, Richard L. Gelfond. “Breakout performances by films such as Gravity, Hobbit, and Stalingrad internationally, exemplify the power and differentiation of the IMAX format.” Gelfond continued, “The strong fourth quarter drove over 90% growth in our EBITDA compared to the same period last year, resulting in margin expansion and strong operating leverage for the full year. Overall, 2013 was a very exciting and productive year at IMAX as we effectively streamlined costs, expanded the network, signed a record number of deals and continued to execute on the film front.”

Network Growth Update

In the fourth quarter of 2013, the Company signed contracts for 119 theatre systems and installed 58 theatre systems, of which 4 were upgrades of existing theatre locations, bringing the full year total installations to 112 new theatre systems across 23 countries.

“With our footprint now spanning 57 countries, IMAX is more global than ever before,” added Gelfond. “Moving forward, we are focused on managing all aspects of our business to ensure that we take full advantage of attractive movie-going trends unique to each local market and that we secure IMAX’s position as the world’s premium cinematic experience. Our record level of signings in 2013 will drive ongoing network growth, and we are optimistic about what the future holds.”

The total IMAX® theatre network consisted of 837 systems as of December 31, 2013, of which 701 were in commercial multiplexes. IMAX signed contracts for 277 theatres in 2013, across 31 countries, resulting in 407 theatre systems in backlog as of December 31, 2013, compared to 276 theatre systems in backlog as of December 31, 2012. For a breakdown of theatre system signings, installations, network and backlog by type, please see the end of this press release.

Fourth-Quarter Segment Results

•	Revenue from sales and sales-type leases was $32.6 million in the fourth quarter of 2013, compared to $20.2 million in the fourth quarter of 2012, primarily reflecting the installation of 24 full, new theatre systems under sales and sales-type lease arrangements in the most recent fourth quarter, compared to the 14 in the fourth quarter of 2012. In addition there were 4 digital system upgrades in existing locations in the fourth quarter of 2013, compared to 3 upgrades in the fourth quarter of 2012.

•	Revenue from joint revenue-sharing arrangements was $24.5 million in the quarter, compared to $17.0 million in the prior-year period. During the quarter, the Company installed 30 new theatres under joint revenue-sharing arrangements, compared to 29 in the year ago period. The Company had 382 theatres operating under joint revenue-sharing arrangements as of December 31, 2013, as compared to 316 theatres one year prior.

•	Production and IMAX DMR® (Digital Re-Mastering) revenues were $28.6 million in the fourth quarter of 2013, compared to $19.2 million in the fourth quarter of 2012. Gross box office from DMR titles was $244.5 million in the fourth quarter of 2013, compared to $152.0 million in the prior-year period. The average global DMR box office per screen in the fourth quarter of 2013 was $366,300 compared to $264,400 in the prior-year period.

Conference Call

The Company will host a conference call today at 8:30 AM ET to discuss its fourth quarter and full year 2013 financial results. To access the call via telephone, interested parties in the US and Canada should dial (800) 820-0231 approximately 5 to 10 minutes before the call begins. International callers should dial (416) 640-5926. The conference ID for the call is 9729185. A replay of the call will be available via webcast on the ‘Investor Relations’ section of www.imax.com or via telephone by dialing (888) 203-1112 (US and Canada), or (647) 436-0148 (international). The Conference ID for the telephone replay is 9729185.

About IMAX Corporation

IMAX, an innovator in entertainment technology, combines proprietary software, architecture and equipment to create experiences that take you beyond the edge of your seat to a world you’ve never imagined. Top filmmakers and studios are utilizing IMAX theatres to connect with audiences in extraordinary ways, and, as such, IMAX’s network is among the most important and successful theatrical distribution platforms for major event films around the globe.

IMAX is headquartered in New York, Toronto and Los Angeles, with offices in London, Tokyo, Shanghai and Beijing. As of Dec. 31, 2013, there were 837 IMAX theatres (701 commercial multiplexes, 19 commercial destinations and 117 institutions) in 57 countries.

IMAX®, IMAX® 3D, IMAX DMR®, Experience It In IMAX®, An IMAX 3D Experience®, The IMAX Experience®, IMAX Is Believing® and IMAX nXos® are trademarks of IMAX Corporation. More information about the Company can be found at www.imax.com. You may also connect with IMAX on Facebook (www.facebook.com/imax), Twitter (www.twitter.com/imax) and YouTube (www.youtube.com/imaxmovies).

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This press release contains forward looking statements that are based on IMAX management’s assumptions and existing information and involve certain risks and uncertainties which could cause actual results to differ materially from future results expressed or implied by such forward looking statements. Important factors that could affect these statements include, but are not limited to, references to future capital expenditures (including the amount and nature thereof), business and technology strategies and measures to implement strategies, competitive strengths, goals, expansion and growth of business, operations and technology, plans and references to the future success of IMAX Corporation together with its wholly-owned subsidiaries (the “Company”) and expectations regarding the Company’s future operating, financial and technological results. These forward-looking statements are based on certain assumptions and analyses made by the Company in light of its experience and its perception of historical trends, current conditions and expected future developments, as well as other factors it believes are appropriate in the circumstances. However, whether actual results and developments will conform with the expectations and predictions of the Company is subject to a number of risks and uncertainties, including, but not limited to, general economic, market or business conditions; the opportunities (or lack thereof) that may be presented to and pursued by the Company; the performance of IMAX DMR films; competitive actions by other companies; conditions in the in-home and out-of-home entertainment industries; the signing of theater system agreements; changes in laws or regulations; conditions, changes and developments in the commercial exhibition industry; risks associated with investments and operations in foreign jurisdictions and any future international expansion, including those related to economic, political and regulatory policies of local governments and laws and policies of the United States and Canada; risks related to the Company’s growth and operations in China; the failure to respond to change and advancements in digital technology; the Company’s largest customer accounting for a significant portion of the Company’s revenue and backlog; risks related to new business initiatives; the potential impact of increased competition in the markets within which the Company operates; risks related to the Company’s inability to protect the Company’s intellectual property; risks related to the Company’s implementation of a new enterprise resource planning system; the failure to convert theater system backlog into revenue; risks related to the Company’s dependence on a sole supplier for its analog film; and other factors, many of which are beyond the control of the Company. These factors, other risks and uncertainties and financial details are discussed in IMAX’s most recent Annual Report on Form 10-K.

For additional information please contact:

Investors: IMAX Corporation, New York Teri Loxam 212-821-0100 tloxam@imax.com Business Media: Sloane & Company, New York Whit Clay 212-446-1864 wclay@sloanepr.com

Media:

IMAX Corporation, New York

Ann Sommerlath

212-821-0155

asommerlath@imax.com

Entertainment Media:

Principal Communications Group, Los Angeles

Melissa Zuckerman/Paul Pflug

323-658-1555

melissa@pcommgroup.com

paul@pcommgroup.com

Additional Information

Signings and Installations

Dec. 31, 2013

	Three Months Ended Dec. 31,				Twelve Months Ended Dec. 31,
	2013		2012		2013		2012
Theatre Signings:
Full new sales and sales -type lease arrangements	18		11		56		43
New joint revenue sharing arrangements	98		17		190		78

Total new theatres	116		28		246		121

Upgrades of IMAX theatre systems	3		10		31	(1)	21	(2)

Total Theatre Signings	119		38		277		142

	Three Months Ended Dec. 31,				Twelve Months Ended Dec. 31,
	2013		2012		2013		2012
Theatre Installations:
Full new sales and sales -type lease arrangements	24		14		47	(3)	47
New joint revenue sharing arrangements	30		29		65		60

Total new theatres	54		43		112	(3)	107

Upgrades of IMAX theatre systems	4		3		21	(1)	18

Total Theatre Installations	58		46		133		125

	As of Dec. 31,
	2013		2012
Theatre Backlog:
New sales and sales -type lease arrangements	125		128
New joint revenue sharing arrangements	259		137

Total new theatres	384		265

Upgrades of IMAX theatre systems	23		11

Total Theatres in Backlog	407	(4)	276	(5)

	As of Dec. 31,
	2013		2012
Theatre Network:
Commercial Multiplex Theatres:
Sales and sales -type lease arrangements	319		282
Joint revenue sharing arrangements	382		316

Total Commercial Multiplex Theatres	701		598

Commercial Destination Theatres	19		19
Institutional Theatres	117		114

Total IMAX Theatre Network	837		731

(1)	Includes upgrades to xenon-based digital systems under short-term operating lease arrangements (10 signings, 10 installations).
(2)	Includes 3 IMAX theaters acquired from another existing customer that has been operating under a joint revenue sharing arrangement. These theaters were purchased from the Company under a sales arrangement.
(3)	Includes the following items: (i) one new xenon-based digital system under a short-term operating lease arrangement; (ii) one theater system which has increased the Company’s institutional theater network; and (iii) one IMAX Private Theater (the first of its kind in the IMAX theater network).
(4)	Includes 23 upgrades to a digital theater system, in an existing IMAX theater location (3 xenon and 20 laser, of which 4 are under joint revenue sharing arrangements).
(5)	Includes 11 upgrades to a digital theater system, in an existing IMAX theater location (6 xenon and 5 laser).

Additional Information (continued)

2013 DMR Films:

In 2013, 38 films were converted through the IMAX DMR process and released to theaters in the IMAX network by film studios as compared to 35 films in 2012. These films were:

•	The Grandmaster: The IMAX Experience (Jet Tone Films and Sil-Metropole Organization, January 2013, China only);

•	Hansel & Gretel: Witch Hunters: An IMAX 3D Experience (Paramount Pictures, January 2013);

•	Top Gun: An IMAX 3D Experience (Paramount Pictures, February 2013);

•	Journey to the West: Conquering the Demons: An IMAX 3D Experience (Bingo Movie Development Ltd, February 2013, China only);

•	A Good Day to Die Hard: The IMAX Experience (Twentieth Century Fox, February 2013);

•	Jack the Giant Slayer: An IMAX 3D Experience (Warner Bros. Pictures, March 2013);

•	Oz: The Great and Powerful: An IMAX 3D Experience (Walt Disney Pictures, March 2013);

•	G.I. Joe: Retaliation: An IMAX 3D Experience (Paramount Pictures, March 2013);

•	Dragon Ball Z: Battle of the Gods: An IMAX 3D Experience (Toei Animation Company, March 2013, Japan only);

•	Jurassic Park: An IMAX 3D Experience (Universal Pictures, April 2013);

•	Oblivion: The IMAX Experience (Universal Pictures, April 2013);

•	Iron Man 3: An IMAX 3D Experience (Walt Disney Pictures, May 2013);

•	Star Trek: Into Darkness: An IMAX 3D Experience (Paramount Pictures, May 2013);

•	Fast & Furious 6: The IMAX Experience (Universal Pictures, May 2013, select international markets);

•	After Earth: The IMAX Experience (Columbia Pictures, May 2013);

•	Man of Steel: The IMAX Experience (Warner Bros. Pictures, June 2013);

•	World War Z: An IMAX 3D Experience (Paramount Pictures, June 2013, select international markets);

•	Despicable Me 2: An IMAX 3D Experience (Universal Pictures, July 2013, select international markets);

•	White House Down: The IMAX Experience (Sony Pictures, July 2013, select international markets);

•	Man of Tai Chi: The IMAX Experience (China Film Group, Wanda Group, Village Roadshow, July 2013, China only);

•	Lone Ranger: The IMAX Experience (Walt Disney Pictures, July 2013, select international markets);

•	Pacific Rim: An IMAX 3D Experience (Warner Bros. Pictures, July 2013);

•	Elysium: The IMAX Experience (Sony Pictures, August 2013);

•	The Mortal Instruments: City of Bones: The IMAX Experience (Sony Pictures, August 2013);

•	Riddick Sequel: The IMAX Experience (Universal Pictures, September 2013);

•	The Wizard of Oz: An IMAX 3D Experience (Picturehouse, September 2013);

•	Young Detective Dee: Rise of the Sea Dragon: An IMAX 3D Experience (Huayi Bros., September 2013, China only);

•	Metallica Through the Never: An IMAX 3D Experience (Warner Bros. Pictures, September 2013);

•	Gravity: An IMAX 3D Experience (Warner Bros. Pictures, October 2013);

•	Stalingrad: An IMAX 3D Experience (AR Films, October 2013, Russia and the CIS only);

•	Captain Phillips: The IMAX Experience (Sony Pictures, October 2013);

•	The Young and Prodigious T.S. Spivet: An IMAX 3D Experience (Epithète Films., October 2013, France only);

•	Thor: The Dark World: An IMAX 3D Experience (Walt Disney Pictures, October 2013, select international markets);

•	Ender’s Game: The IMAX Experience (Lionsgate, November 2013);

•	The Hunger Games: Catching Fire: The IMAX Experience (Lionsgate, November 2013);

•	The Hobbit: The Desolation of Smaug: An IMAX 3D Experience (Warner Bros. Pictures, December 2013);

•	Dhoom 3: The IMAX Experience (Yash Raj Films, December 2013, India only); and

•	Police Story: An IMAX 3D Experience (China Vision, December 2013, China only).

IMAX CORPORATION

CONSOLIDATED STATEMENTS OF OPERATIONS

In accordance with United States Generally Accepted Accounting Principles

(In thousands of U.S. dollars, except per share amounts)

	Three Months Ended December 31,		Year Ended December 31,
	2013	2012*	2013	2012*
Revenues
Equipment and product sales	$38,014	$22,405	$78,663	$78,161
Services	42,463	33,936	139,464	135,071
Rentals	22,511	18,356	61,293	61,268
Finance income	2,063	1,986	8,142	7,523
Other	—	732	375	732

	105,051	77,415	287,937	282,755

Costs and expenses applicable to revenues
Equipment and product sales	16,956	9,811	37,517	37,538
Services	15,483	16,741	68,844	70,570
Rentals	5,286	8,434	16,973	21,402
Other	—	—	—	—

	37,725	34,986	123,334	129,510

Gross margin	67,326	42,429	164,603	153,245
Selling, general and administrative expenses (including share-based compensation expense of $3.2 million and $11.9 million for the three months and year ended December 31, 2013, respectively (2012 - expense of $2.8 million and $13.1 million, respectively))	23,305	22,529	82,669	81,560
Research and development	3,504	3,788	14,771	11,411
Amortization of intangibles	472	174	1,618	706
Receivable provisions, net of recoveries	166	(305)	445	524
Impairment of available-for-sale investment	—	—	—	150

Income from operations	39,879	16,243	65,100	58,894
Interest income	16	12	55	85
Interest expense	(338)	686	(1,345)	(689)

Income from continuing operations before income taxes	39,557	16,941	63,810	58,290
Provision for income taxes	(9,927)	(3,594)	(16,629)	(15,079)
Loss from equity-accounted investments	(1,759)	(324)	(2,757)	(1,362)

Income from continuing operations	27,871	13,023	44,424	41,849
Net loss from discontinued operations	(42)	(140)	(309)	(512)

Net Income	$27,829	$12,883	$44,115	$41,337

Net income per share - Basic:
Net income per share from continuing operations	$0.41	$0.20	$0.66	$0.64
Net loss per share from discontinued operations	—	—	—	(0.01)

	$0.41	$0.20	$0.66	$0.63

Net income per share - Diluted:
Net income per share from continuing operations	$0.40	$0.19	$0.64	$0.62
Net loss per share from discontinued operations	—	—	—	(0.01)

	$0.40	$0.19	$0.64	$0.61

Weighted average number of shares outstanding (000’s):
Basic	67,696	66,264	67,151	65,854
Fully Diluted	69,334	68,281	68,961	67,933

Additional Disclosure:
Depreciation and amortization(1)	$8,145	$8,084	$37,172	$32,788

(1)	Includes $0.1 million and $0.5 million of amortization of deferred financing costs charged to interest expense for the three months and year ended December 31, 2013 (2012 - less than $0.1 million and $0.2 million respectively).
*	Includes a reclass of the Company’s owned and operated Nyack theater from continuing operations to discontinued operations.

IMAX CORPORATION

CONSOLIDATED BALANCE SHEETS

In accordance with United States Generally Accepted Accounting Principles

(In thousands of U.S. dollars)

	As at December 31,
	2013	2012
Assets
Cash and cash equivalents	$29,546	$21,336
Accounts receivable, net of allowance for doubtful accounts of $887 (December 31, 2012 — $1,564)	73,074	42,007
Financing receivables	107,110	94,193
Inventories	9,825	15,794
Prepaid expenses	3,602	3,833
Film assets	7,076	3,737
Property, plant and equipment	132,847	113,610
Other assets	27,034	23,963
Deferred income taxes	24,259	36,461
Goodwill	39,027	39,027
Other intangible assets	27,745	27,911

Total assets	$481,145	$421,872

Liabilities
Bank indebtedness	$—	$11,000
Accounts payable	19,396	15,144
Accrued and other liabilities	65,232	68,695
Deferred revenue	76,932	73,954

Total liabilities	161,560	168,793

Commitments and contingencies

Shareholders’ equity
Capital stock common shares — no par value. Authorized — unlimited number.
Issued and outstanding — 67,841,233 (December 31, 2012 — 66,482,425)	327,313	313,744
Other equity	36,452	28,892
Deficit	(43,051)	(87,166)
Accumulated other comprehensive loss	(1,129)	(2,391)

Total shareholders’ equity	319,585	253,079

Total liabilities and shareholders’ equity	$481,145	$421,872

IMAX CORPORATION

CONSOLIDATED STATEMENTS OF CASH FLOWS

In accordance with United States Generally Accepted Accounting Principles

(In thousands of U.S. dollars)

	Years Ended December 31,
	2013	2012*
Cash provided by (used in):
Operating Activities
Net income	$44,115	$41,337
Net loss from discontinued operations	309	512
Adjustments to reconcile net income to cash from operations:
Depreciation and amortization	37,172	32,788
Write-downs, net of recoveries	1,336	1,607
Change in deferred income taxes	12,899	14,724
Stock and other non-cash compensation	12,685	14,220
Unrealized foreign currency exchange loss (gain)	1,183	(329)
Gain on curtailment of postretirement benefits	(2,185)	—
Loss from equity-accounted investments	2,757	1,362
Investment in film assets	(20,935)	(16,817)
Changes in other non-cash operating assets and liabilities	(33,755)	(15,262)
Net cash used in operating activities from discontinued operations	(548)	(512)

Net cash provided by operating activities	55,033	73,630

Investing Activities
Purchase of property, plant and equipment	(13,016)	(6,055)
Investment in joint revenue sharing equipment	(22,775)	(23,257)
Investment in new business ventures	(4,000)	(381)
Acquisition of other intangible assets	(2,486)	(5,826)

Net cash used in investing activities	(42,277)	(35,519)

Financing Activities
Increase in bank indebtedness	12,000	9,917
Repayment of bank indebtedness	(23,000)	(54,000)
Common shares issued - stock options exercised	8,970	8,920
Proceeds from disgorgement of stock sale profits	—	314
Credit Facility amendment fees paid	(2,151)	—
Share issuance expenses	(202)	—

Net cash used in financing activities	(4,383)	(34,849)

Effects of exchange rate changes on cash	(163)	(64)

Increase in cash and cash equivalents during year	8,210	3,198

Cash and cash equivalents, beginning of year	21,336	18,138

Cash and cash equivalents, end of year	$29,546	$21,336

*	Includes a reclass of the Company’s owned and operated Nyack theater from continuing operations to discontinued operations.

IMAX CORPORATION

SELECTED FINANCIAL DATA

In accordance with United States Generally Accepted Accounting Principles

(In thousands of U.S. dollars)

The Company has seven reportable segments identified by category of product sold or service provided: IMAX systems; theater system maintenance; joint revenue sharing arrangements; film production and IMAX DMR; film distribution; film post-production; and other. The IMAX systems segment is comprised of the design, manufacture, sale or lease IMAX theater projection system equipment. The theater system maintenance segment consists of the maintenance of IMAX theater projection system equipment in the IMAX theater network. The joint revenue sharing arrangements segment is comprised of the installation IMAX theater projection system equipment to an exhibitor in exchange for a certain percentage of box-office receipts, concession revenue and in some cases a small upfront or initial payment. The film production and IMAX DMR segment is comprised of the production of films and performance of film re-mastering services. The film distribution segment includes the distribution of films for which the Company has distribution rights. The film post-production segment includes the provision of film post-production and film print services. The other segment includes certain IMAX theaters that the Company owns and operates, camera rentals and other miscellaneous items.

	Three Months		Year Ended
	Ended December 31,		December 31,
	2013	2012(*)	2013	2012(*)
Revenue
IMAX Theater Systems
IMAX Systems
Sales and sales-type leases	$32,623	$20,237	$65,944	$69,988
Ongoing rent, fees, and finance income	4,134	4,105	14,245	13,417
Other	3,838	3,802	11,182	13,019

	40,595	28,144	91,371	96,424

Theater system maintenance	8,134	7,751	31,978	28,629

Joint revenue sharing arrangements	24,458	17,049	64,130	57,526

Film
Production and IMAX DMR	28,642	19,245	83,496	78,050
Film distribution and post-production	3,222	5,226	16,962	22,126

	31,864	24,471	100,458	100,176

Total	$105,051	$77,415	$287,937	$282,755

Gross margins
IMAX Theater Systems
IMAX systems(1)
Sales and sales-type leases	$19,262	$11,715	$35,652	$36,974
Ongoing rent, fees, and finance income	3,630	4,055	13,388	13,271
Other	(273)	398	102	1,057

	22,619	16,168	49,142	51,302

Theater system maintenance	2,664	2,848	12,096	10,970

Joint revenue sharing arrangements(1)	17,769	8,968	44,565	37,308

Film
Production and IMAX DMR(1)	23,344	13,641	56,088	49,355
Film distribution and post-production	930	804	2,712	4,310

	24,274	14,445	58,800	53,665

Total	$67,326	$42,429	$164,603	$153,245

(1)	IMAX systems include marketing and commission costs of $1.5 million and $2.5 million for the three and twelve months ended December 31, 2013, respectively (2012 — $0.6 million and $2.7 million, respectively). Joint revenue sharing arrangements segment margins include advertising, marketing and commission costs of $1.6 million and $3.6 million for the three and twelve months ended December 31, 2013, respectively (2012 — $1.3 million and $3.4 million, respectively). Production and DMR segment margins include marketing costs of $1.1 million and $4.2 million for the three and twelve months ended December 31, 2013, respectively (2012 — $1.1 million and $3.3 million, respectively). Distribution segment margins include marketing costs of $0.2 million and $0.4 million for the three and twelve months ended December 31, 2013, respectively (2012 — $0.3 million and $1.5 million, respectively).
*	Includes a reclass of the Company’s owned and operated Nyack theater from continuing operations to discontinued operations.

IMAX CORPORATION

OTHER INFORMATION

(In thousands of U.S. dollars)

Non-GAAP Financial Measures:

In this release, the Company presents adjusted EBITDA, adjusted net income and adjusted net income per diluted share as supplemental measures of performance of the Company, which are not recognized under United States generally accepted accounting principles (“GAAP”). The Company presents adjusted EBITDA, adjusted net income and adjusted net income per diluted share because it believes that they are important supplemental measures of its comparable controllable operating performance and it wants to ensure that its investors fully understand the impact of its stock-based compensation (net of any related tax impact) on its net income. Management uses these measures to review operating performance on a comparable basis from period to period. However, these non-GAAP measures may not be comparable to similarly titled amounts reported by other companies. Adjusted EBITDA, adjusted net income and adjusted net income per diluted share should be considered in addition to, and not as a substitute for, net income and other measures of financial performance reported in accordance with GAAP.

Adjusted EBITDA is calculated on a basis consistent with the Company’s Credit Facility, which refers to Adjusted EBITDA as EBITDA. The Credit Facility provides that the Company will be required to maintain a Fixed Charge Coverage Ratio (as defined in the Credit Agreement) of not less than 1.1:1. The Company will also be required to maintain minimum EBITDA (as defined in the Credit Agreement) of $80.0 million on December 31, 2013, which increases to $90.0 million on December 31, 2014, and $100.0 million on December 31, 2015. The Company must also maintain a Maximum Total Leverage Ratio (as defined in the Credit Agreement) of 2.25:1 on December 31, 2013, which requirement decreases to 2.0:1 on December 31, 2014, and 1.75:1 on December 31, 2015. The ratio of total debt to EBITDA was nil:1 as at December 31, 2013, where Total Debt (as defined in the Credit Agreement) is the sum of all obligations evidenced by notes, bonds, debentures or similar instruments and was $nil. EBITDA is calculated as follows:

	For the	For the
	3 months ended	12 months ended
	December 31, 2013	December 31, 2013
(In thousands of U.S. Dollars)
Net income	$27,829	$44,115
Add:
Loss from equity-accounted investments	1,759	2,757
Provision for income taxes(1)	9,906	16,470
Interest expense, net of interest income	321	1,290
Depreciation and amortization, including film asset amortization	8,011	36,685
Write-downs, net of recoveries and receivable provisions	1,057	1,336
Stock and other non-cash compensation	3,337	12,685
Gain on curtailment of postretirement benefits	—	(2,185)

Adjusted EBITDA	$52,220	$113,153

(1) Includes a tax recovery in discontinued operations of less than $0.1 million and $0.2 million for the three and twelve months ended December 31, 2013, respectively.

IMAX CORPORATION

OTHER INFORMATION

(in thousands of U.S. dollars)

Adjusted Net Income and Adjusted Diluted Per Share Calculations – Quarter Ended December 31, 2013 vs. 2012:

The Company reported net income of $27.8 million or $0.41 per basic share and $0.40 per diluted share for the fourth quarter of 2013 as compared to $12.9 million or $0.20 per basic share and $0.19 per diluted share for the fourth quarter of 2012. Net income for the quarter includes a $3.2 million charge or $0.04 per diluted share (2012 – $2.9 million or $0.04 per diluted share) for stock-based compensation. Adjusted net income, which consists of net income excluding the impact of stock-based compensation and the related tax impact, was $30.8 million or $0.44 per diluted share in the fourth quarter of 2013 as compared to adjusted net income of $15.7 million or $0.23 per diluted share for the fourth quarter of 2012. A reconciliation of net income, the most directly comparable U.S. GAAP measure, to adjusted net income and adjusted net income per diluted share is presented in the table below:

	Three Months Ended December 31, 2013		Three Months Ended December 31, 2012
	Net Income	Diluted EPS	Net Income	Diluted EPS
Reported	$27,829	$0.40	$12,883	$0.19
Adjustments:
Stock-based compensation	3,156	0.04	2,861	0.04
Tax impact on item listed above	(185)	—	(74)	—

Adjusted	$30,800	$0.44	$15,670	$0.23

Weighted average diluted shares outstanding		69,334		68,281

Adjusted Net Income and Adjusted Diluted Per Share Calculations – Year Ended December 31, 2013 vs. 2012:

The Company reported net income of $44.1 million or $0.66 per basic share and $0.64 per diluted share for the year ended December 31, 2013 as compared to net income of $41.3 million or $0.63 per basic share and $0.61 per diluted share for the year ended December 31, 2012. Net income for the year ended December 31, 2013 includes an $11.9 million charge or $0.17 per diluted share (2012 — $13.1 million or $0.19 per diluted share) for stock-based compensation. Adjusted net income, which consists of net income excluding the impact of stock-based compensation and the related tax impact, was $55.7 million or $0.81 per diluted share for the year ended December 31, 2013 as compared to adjusted net income of $54.3 million or $0.80 per diluted share for the year ended December 31, 2012. A reconciliation of net income, the most directly comparable U.S. GAAP measure, to adjusted net income and adjusted net income per diluted share is presented in the table below:

	Year Ended December 31, 2013		Year Ended December 31, 2012
	Net Income	Diluted EPS	Net Income	Diluted EPS
Net income	$44,115	$0.64	$41,337	$0.61
Add:
Stock-based compensation	11,928	0.17	13,113	0.19
Tax impact on items listed above	(344)	—	(160)	—

Adjusted net income	$55,699	$0.81	$54,290	$0.80

Weighted average diluted shares outstanding		68,961		67,933

Free Cash Flow:

Free cash flow is defined as cash provided by operating activities minus cash used in investing activities (from the consolidated statements of cash flows). Cash provided by operating activities consist of net income, plus depreciation and amortization, plus the change in deferred income taxes, plus other non-cash items, plus changes in working capital, less investment in film assets, plus other changes in operating assets and liabilities. Cash used in investing activities includes capital expenditures, acquisitions and other cash used in investing activities. Management views free cash flow, a non-GAAP measure, as a measure of the Company’s after-tax cash flow available to reduce debt, add to cash balances, and fund other financing activities. A reconciliation of cash provided by operating activities to free cash flow is presented in the table below:

	For the 3 months ended December 31, 2013	For the 12 months ended December 31, 2013
(In thousands of U.S. Dollars)
Net cash provided by operating activities	$22,058	$55,033
Net cash (used in) investing activities	(15,435)	(42,277)

Free cash flow	$6,623	$12,756